UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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EchoStar Communications Corporation

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April 7, 2006
Dear Shareholder:
     It is a pleasure for me to extend to you an invitation to attend the 2006 Annual Meeting of Shareholders of EchoStar Communications Corporation. The Annual Meeting will be held on Thursday, May 11, 2006, at 12:00 noon, local time, at EchoStar’s headquarters located at 9601 S. Meridian Blvd., Englewood, Colorado 80112.
     The enclosed Notice of 2006 Annual Meeting of Shareholders and Proxy Statement describe the proposals to be considered and voted on at the Annual Meeting. During the Annual Meeting, we also will review EchoStar’s operations and other items of general interest regarding the corporation.
     We hope that all shareholders will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting personally, it is important that you be represented. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy card in the enclosed return envelope.
     On behalf of the Board of Directors and senior management, I would like to express our appreciation for your support and interest in EchoStar. I look forward to seeing you at the Annual Meeting.

Charles W. Ergen
Chairman and Chief Executive Officer
9601 S. Meridian Blvd. · Englewood, Colorado 80112 · Tel: (303) 723-1000 · Fax: (303) 723-1999

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Equity Compensation Plan Information
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PRINCIPAL ACCOUNTANT FEES AND SERVICES
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 — AMEND AND RESTATE 2001 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
PROPOSAL NO. 4 — AMEND AND RESTATE EMPLOYEE STOCK PURCHASE PLAN
WHERE TO GET ADDITIONAL INFORMATION
COST OF PROXY STATEMENT
SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
OTHER BUSINESS
Appendix A
Appendix B

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
To The Shareholders Of Echostar Communications Corporation:
     The Annual Meeting of Shareholders of EchoStar Communications Corporation will be held on Thursday, May 11, 2006, at 12:00 noon, local time, at our headquarters located at 9601 S. Meridian Blvd., Englewood, Colorado 80112, to consider and vote upon:
1.	Election of the members of the Board of Directors;

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006;

3.	Amendment and restatement of our 2001 Nonemployee Director Stock Option Plan;

4.	Amendment and restatement of our 1997 Employee Stock Purchase Plan; and

5.	Any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
     You may vote on these matters in person or by proxy. Whether or not you plan to attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:
•	Vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card; or

•	Vote by mail, by promptly completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.
     Only shareholders of record at the close of business on March 20, 2006 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the meeting. We anticipate first mailing our proxy statement and proxy card on or about April 7, 2006.
By Order of the Board of Directors

DAVID K. MOSKOWITZ
Executive Vice President, General Counsel,
Corporate Secretary and Director
April 7, 2006
9601 S. Meridian Blvd. · Englewood, Colorado 80112 · Tel: (303) 723-1000 · Fax: (303) 723-1999

PROXY STATEMENT
OF
ECHOSTAR COMMUNICATIONS CORPORATION
GENERAL INFORMATION
     This Proxy Statement and the accompanying proxy are being furnished to you in connection with the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of EchoStar Communications Corporation (“EchoStar,” “we,” “us,” “our” or the “Corporation”). The Annual Meeting will be held on Thursday, May 11, 2006, at 12:00 noon, local time, at our headquarters located at 9601 S. Meridian Blvd., Englewood, Colorado 80112.
     This Proxy Statement is being sent or provided to holders of record at the close of business on March 20, 2006 of our Class A Common Stock (the “Class A Shares”) and Class B Common Stock (the “Class B Shares”).
     Your proxy is being solicited by our Board of Directors (the “Board” or “Board of Directors”). It may be revoked by written notice given to our Secretary at our principal executive office at any time before being voted. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the proxy card. To vote using the telephone or the Internet, please refer to the instructions on the accompanying proxy card. Proxies that are properly delivered to us before the closing of the polls during the Annual Meeting and not revoked will be voted for the proposals described in this Proxy Statement in accordance with the instructions set forth on the proxy card. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of directors, the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, the amendment and restatement of our 2001 Nonemployee Director Stock Option Plan and the amendment and restatement of our 1997 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter in accordance with their best judgment. Your presence at the Annual Meeting does not of itself revoke your proxy.
Attendance at the Meeting
     All of our shareholders of record at the close of business on March 20, 2006, or their duly appointed proxies, may attend the Annual Meeting. Seating is limited, however, and admission to the Annual Meeting will be on a first-come, first-served basis. Registration and seating will begin at 11:30 a.m., local time, and the Annual Meeting will begin at 12:00 noon, local time. Each shareholder may be asked to present an admission ticket, which is attached to the accompanying proxy card, together with a valid government issued photo identification confirming their identity as a shareholder of record, such as a driver’s license or passport. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.
     If your shares are held by a broker, bank, or other nominee (often referred to as holding in “street name”) and you desire to attend the Annual Meeting, you will need to bring a legal proxy or a copy of a brokerage or bank statement reflecting your share ownership as of the record date, March 20, 2006. All shareholders must check in at the registration desk at the Annual Meeting.
Securities Entitled to Vote
     Only shareholders of record at the close of business on March 20, 2006 are entitled to notice of the Annual Meeting. Such shareholders may vote shares held by them at the close of business on March 20, 2006 at the Annual Meeting. At the close of business on March 20, 2006, 205,942,165 Class A Shares and 238,435,208 Class B Shares were outstanding. Each of the Class A Shares is entitled to one vote per share on each proposal to be considered by our shareholders. Each of the Class B Shares is entitled to ten votes per share on each proposal to be considered by our shareholders.
Vote Required
     In accordance with our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”), the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all classes of our voting stock taken together shall constitute a quorum for the transaction of business at the Annual Meeting.

     The affirmative vote of a plurality of the total votes cast for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The affirmative vote of a majority of the voting power represented at the Annual Meeting is required to approve the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the amendment and restatement of our 2001 Nonemployee Director Stock Option Plan, and the amendment and restatement of our Employee Stock Purchase Plan.
     The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to elect each director, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the amendment and restatement of our 2001 Nonemployee Director Stock Option Plan, and the amendment and restatement of our Employee Stock Purchase Plan. Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker nonvotes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes “against” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the amendment and restatement of our 2001 Nonemployee Director Stock Option Plan, or the amendment and restatement of our Employee Stock Purchase Plan. However, abstentions will not be counted as “against” or “for” the election of directors. Broker nonvotes will not be considered in determining the election of directors, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the amendment and restatement of our 2001 Nonemployee Director Stock Option Plan, or the amendment and restatement of our Employee Stock Purchase Plan.
     Through his direct or indirect ownership of Class A Shares and Class B Shares, Charles W. Ergen, our Chairman of the Board and Chief Executive Officer, possesses approximately 73% of our total voting power. Mr. Ergen has stated that he will vote: (1) for the election of each of the nominee directors, (2) for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, (3) for the amendment and restatement of our 2001 Nonemployee Director Stock Option Plan, and (4) for the amendment and restatement of our Employee Stock Purchase Plan. Accordingly, the election of each of the director nominees, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the approval of our amendment and restatement our 2001 Nonemployee Director Stock Option Plan, and the amendment and restatement of our Employee Stock Purchase Plan are assured notwithstanding a contrary vote by any or all shareholders other than Mr. Ergen.
Householding
     We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our Annual Report and Proxy Statement to multiple shareholders sharing the same address, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This householding procedure will reduce our printing costs and postage fees.
     We will deliver promptly upon written or oral request a separate copy of our Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Please notify our transfer agent at the address provided below to receive a separate copy of our Annual Report or Proxy Statement.
     If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our annual reports and/or proxy statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our Annual Report or Proxy Statement for your household, please contact our transfer agent, Computershare Investor Services, at 350 Indiana Street, Suite 800, Golden, Colorado 80401, telephone number 303-262-0600.
Our Mailing Address
     Our mailing address is 9601 S. Meridian Blvd., Englewood, Colorado 80112.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Nominees
     Our shareholders will elect a board of ten directors at the Annual Meeting. Each of the directors is expected to hold office until the next annual meeting of our shareholders or until his or her respective successor shall be duly elected and qualified. The affirmative vote of a plurality of the total votes cast for directors is necessary to elect a director. This means that the ten nominees who receive the most votes will be elected to the ten open directorships even if they get less than a majority of the votes cast. Each nominee has consented to his or her nomination and has advised us that he or she intends to serve the entire term if elected.
     The nominees for director are as follows:

Name	Age	First Became Director	Position with the Corporation
James DeFranco	53	1980	Director and Executive Vice President
Michael T. Dugan	57	2004	Director and Chief Technology Officer
Cantey Ergen	51	2001	Director and Employee
Charles W. Ergen	53	1980	Chairman of the Board of Directors and
			Chief Executive Officer
Steven R. Goodbarn	48	2002	Director
Gary S. Howard	55	2005	Director
David K. Moskowitz	47	1998	Director, Executive Vice President, General
			Counsel and Secretary
Tom A. Ortolf	55	2005	Director
C. Michael Schroeder	57	2003	Director
Carl E. Vogel	48	2005	Director and Vice Chairman
     The following sets forth the business experience of each of the nominees over the last five years:
     James DeFranco. Mr. DeFranco is one of our Executive Vice Presidents and has been one of our vice presidents and a member of the Board since our formation. During the past five years he has held various executive officer and director positions with our subsidiaries. Mr. DeFranco co-founded EchoStar with Charles W. Ergen and his wife Cantey Ergen in 1980.
     Michael T. Dugan. Mr. Dugan is currently our Chief Technology Officer. Before being elected to the Board in 2004, he was our President and Chief Operating Officer. In that capacity, Mr. Dugan had been responsible for, among other things, all operations except legal, finance and accounting at EchoStar. Until April 2000, Mr. Dugan had been President of EchoStar Technologies Corporation. Previously he was the Senior Vice President of the Consumer Products Division of EchoStar. Mr. Dugan has been employed with EchoStar since 1990.
     Cantey Ergen. Mrs. Ergen has served on the Board since May 2001 and has had a variety of operational responsibilities with us over the past 26 years. Mrs. Ergen has served on the board of trustees of The Children’s Hospital of Denver since 2001 and served on the board of trustees of The Children’s Hospital Foundation of Denver during 2000. She has also served on the advisory board of the Girl Scouts USA Mile Hi Council based in Denver since 2000. Mrs. Ergen co-founded EchoStar with her husband Charles W. Ergen and James DeFranco in 1980.
     Charles W. Ergen. Mr. Ergen has been our Chairman of the Board and Chief Executive Officer since our formation. During the past five years he has also held various executive officer and director positions with our subsidiaries. Mr. Ergen co-founded EchoStar with his wife Cantey Ergen and James DeFranco in 1980.
     Steven R. Goodbarn. Mr. Goodbarn joined the Board in December 2002 and is a member of our Executive Compensation Committee, Nominating Committee, and Audit Committee, where he serves as our “audit committee financial expert.” Since July 2002, Mr. Goodbarn has served as director and president of Secure64 Software Corporation, a company he co-founded. Mr. Goodbarn was chief financial officer of Janus Capital Corporation from 1992 until late 2000. During that time, he was a member of the executive committee and served on the board of directors of many Janus corporate and investment entities. Until September 2003, Mr. Goodbarn also served as a director of Nighthawk Systems. Mr. Goodbarn is a CPA and spent 12 years at Price Waterhouse prior to joining Janus.

     Gary S. Howard. Mr. Howard joined the Board in November 2005 and is a member of our Executive Compensation Committee and Nominating Committee. Mr. Howard served as Executive Vice President and Chief Operating Officer of Liberty Media Corporation from July 1998 to February 2004 as well serving on Liberty Media Corporation’s Board of Directors from July 1998 until January 2005. Additionally, Mr. Howard held several executive officer positions with companies affiliated with Liberty Media Corporation.
     David K. Moskowitz. Mr. Moskowitz is one of our Executive Vice Presidents and our Secretary and General Counsel. Mr. Moskowitz joined us in March 1990. He was elected to the Board in 1998. Mr. Moskowitz is responsible for all of our legal affairs and performs certain business functions for us and our subsidiaries.
     Tom A. Ortolf. Mr. Ortolf joined the Board in May 2005 and is a member of our Executive Compensation Committee, Nominating Committee, and Audit Committee. Mr. Ortolf has been the President of Colorado Meadowlark Corp., a privately held investment management firm, for more then ten years. From 1988 until 1991, Mr. Ortolf served as our President and Chief Operating Officer.
     C. Michael Schroeder. Mr. Schroeder has served on the Board since November 2003 and is a member of our Executive Compensation Committee, Nominating Committee, and Audit Committee. In 1981, Mr. Schroeder founded Consumer Satellite Systems, Inc. (CSS), which he grew to encompass a 10 state distribution system operating in a region ranging from Wisconsin to Florida. CSS served retailers selling satellite systems, televisions and a range of consumer electronics products. Mr. Schroeder also founded a programming division that grew to serve over 400,000 subscribers.
     Carl E. Vogel. Mr. Vogel has served on the Board since May 2005 and became a full-time employee in June 2005 serving as our Vice Chairman. From 2001 until 2005, Mr. Vogel served as the President and CEO of Charter Communications Inc., a publicly-traded company providing cable television and broadband services to approximately six million customers. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for the companies affiliated with Liberty Media Corporation. Mr. Vogel was one of our executive officers from 1994 until 1997, including serving as our President from 1995 until 1997.
     Charles W. Ergen, our Chairman and Chief Executive Officer, possesses approximately 73% of our total voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 1. Accordingly, approval of Proposal No. 1 is assured notwithstanding a negative vote by shareholders other than Mr. Ergen.
     The Board of Directors unanimously recommends a vote FOR the election of all of the nominees named herein (Item No. 1 on the enclosed proxy card).
Board of Directors and Committees and Selection Process
     Our Board held seven meetings in 2005 and also took action by unanimous written consent on eight occasions during the year. Each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period in which he or she was a director, and (ii) the total number of meetings held by all committees of the Board on which he served.
     Directors are elected annually and serve until their successors are duly elected and qualified. Officers serve at the discretion of the Board.
     We are a “controlled company” within the meaning of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Charles W. Ergen, our Chairman and Chief Executive Officer. Please see “Equity Security Ownership” below. Therefore, we are not subject to the NASDAQ listing requirements that would otherwise require us to have: (i) a Board of Directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (iii) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Nevertheless, the Corporation has created an Executive Compensation Committee (the “Compensation Committee”) and a Nominating Committee, in addition to an Audit Committee, all of which are composed entirely of independent directors. We established our Compensation and Audit Committees in October 1995 and our Nominating Committee in August 2005. The charters for our Compensation, Audit, and Nominating Committees are available free of charge on our website at http://www.echostar.com. The function and authority of these committees are described below:

     Compensation Committee. The Compensation Committee operates under a Compensation Committee Charter adopted by the Board. The principal functions of the Compensation Committee are to the extent the Board deems necessary or appropriate: (i) make and approve all option grants and other issuances of EchoStar’s equity securities to EchoStar’s executive officers and Board members other than nonemployee directors; (ii) approve all other option grants and issuances of EchoStar’s equity securities, and recommend that the full Board make and approve such grants and issuances; (iii) establish in writing all performance goals for performance-based compensation, which together with other compensation to senior executive officers could exceed $1 million annually, other than standard Stock Incentive Plan options, that may be paid to EchoStar’s executive officers, and certify achievement of such goals prior to payment; and (iv) set the compensation of the Chairman and Chief Executive Officer. The Compensation Committee held five meetings and took action by unanimous written consent on six occasions during 2005. The current members of the Compensation Committee are Mr. Goodbarn, Mr. Howard, Mr. Ortolf and Mr. Schroeder, with Mr. Goodbarn serving as Chairman of the Committee. The composition of the Compensation Committee is expected to remain the same following our Annual Meeting.
     Audit Committee. Our Board has a separately-designated standing Audit Committee established in accordance with NASDAQ rules and Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee operates under an Audit Committee Charter adopted by the Board. The principal functions of the Audit Committee are to: (i) select the independent registered public accounting firm and set their compensation; (ii) select the internal auditor; (iii) review and approve management’s plan for engaging our independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of our independent registered public accounting firm; (iv) review our annual financial statements and other financial reports which require approval by the Board; (v) oversee the integrity of our financial statements, our systems of disclosure and internal controls, and our compliance with legal and regulatory requirements; (vi) review the scope of our independent registered public accounting firm’s audit plans and the results of their audits and (vii) evaluate the performance of our internal audit function and independent registered public accounting firm.
     The Audit Committee met fifteen times during 2005. The current members of the Audit Committee are Mr. Goodbarn, Mr. Ortolf and Mr. Schroeder, with Mr. Ortolf serving as Chairman of the Committee. Each of these individuals meets the independence requirements of NASDAQ and applicable SEC rules and regulations. The Audit Committee and the Board have determined that each member of our Audit Committee is financially literate and that Mr. Goodbarn qualifies as an “audit committee financial expert” as defined by applicable SEC rules. The composition of the Audit Committee is expected to remain the same following our Annual Meeting with Mr. Goodbarn continuing as the “audit committee financial expert.”
     Nominating Committee. The principal function of the Nominating Committee is to recommend independent director nominees for consideration by the Board. The Nominating Committee was created by our Board of Directors in August 2005 and held three meetings during 2005. The current members of the Nominating Committee are Mr. Goodbarn, Mr. Howard, Mr. Ortolf, and Mr. Schroeder, with Mr. Schroeder serving as Chairman of the Committee. Each of these individuals meets the independence requirements of NASDAQ. The composition of the Nominating Committee is expected to remain the same following our Annual Meeting.
     The Nominating Committee will consider candidates suggested by its members, other directors, senior management and shareholders as appropriate. No search firms or other advisors were retained to identify nominees during the past fiscal year. The Nominating Committee has not adopted a written policy with respect to the consideration of candidates proposed by security holders or with respect to nominating anyone to our Board other than nonemployee directors. Director candidates, whether recommended by the Nominating Committee, other directors, senior management or shareholders are currently considered by the Nominating Committee and the Board, as applicable, in light of the entirety of their credentials, including but not limited to the following factors: (i) their reputation and character; (ii) their ability and willingness to devote sufficient time to Board duties; (iii) their educational background; (iv) their business and professional achievements, experience and industry background; (v) their independence from management under listing standards and the Corporation’s governance guidelines; and (vi) the needs of the Board and the Corporation.

Other Information about our Board of Directors
     We provide an informal process for shareholders to send communications to our Board. Shareholders who wish to contact the Board or any of its members may do so by writing to EchoStar Communications Corporation, Attn: Board of Directors, 9601 S. Meridian Blvd., Englewood, Colorado 80112. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our General Counsel, Mr. Moskowitz.
     Although we do not have a policy with regard to Board members’ attendance at our annual meetings of shareholders, all of our directors are encouraged to attend such meetings. All of our directors were in attendance at our 2005 Annual Meeting.
Equity Security Ownership
     The following table sets forth, to the best of our knowledge, the beneficial ownership of our voting securities as of the close of business on March 20, 2006 by: (i) each person known by us to be the beneficial owner of more than five percent of any class of our voting securities; (ii) each of our directors; (iii) our chief executive officer and four other most highly compensated persons acting as one of our executive officers at the end of 2005 (collectively, the “Named Executive Officers”); and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person’s name.

	Amount and Nature
	of Beneficial	Percentage
Name (1)	Ownership	of Class
Class A Common Stock (2):
Charles W. Ergen (3), (4)	189,655,599	48.0%
Cantey Ergen (5)	189,035,599	47.9%
David K. Moskowitz (6)	51,122,761	19.9%
FMR Corp. (7)	23,965,623	11.6%
Barclay Global Investors, NA (8)	18,243,194	8.9%
Harris Associates L.P. (9)	13,106,825	6.4%
James DeFranco (10)	7,557,343	3.7%
Michael T. Dugan (11)	1,177,165	*
Michael Kelly (12)	1,039,265	*
Tom A. Ortolf (13)	110,000	*
David J. Rayner (14)	100,152	*
O. Nolan Daines (15)	90,429	*
C. Michael Schroeder (16)	73,600	*
Steven R. Goodbarn (17)	70,000	*
Gary S. Howard (18)	50,100	*
Carl E. Vogel (19)	312	*
All Directors and Executive Officers as a Group (15 persons) (21)	251,681,632	63.1%
Class B Common Stock:
Charles W. Ergen	188,435,208	79.0%
Cantey Ergen	188,435,208	79.0%
Trusts (20)	50,000,000	21.0%
All Directors and Executive Officers as a Group (15 persons) (21)	238,435,208	100.0%

*	Less than 1%.

(1)	Except as otherwise noted below, the address of each such person is 9601 S. Meridian Blvd., Englewood, Colorado 80112. As of the close of business on March 20, 2006, there were 205,942,165 outstanding shares of Class A Common Stock and 238,435,208 shares of Class B Common Stock.

(2)	The following table sets forth, to the best knowledge of the Corporation, the actual ownership of the Corporation’s Class A Common Stock (including options exercisable within 60 Days) as of the close of business on March 20, 2006 by: (i) each person known by the Corporation to be the beneficial owner of more than five percent of any class of the Corporation’s voting shares; (ii) each director or director nominee of the Corporation; (iii) each Named Executive Officer; and (iv) all directors and executive officers as a group:

	Amount and
	Nature of
	Beneficial	Percentage
Name	Ownership	of Class
Class A Common Stock:
FMR Corp.	23,965,623	11.6%
Barclay Global Investors, NA	18,243,194	8.9%
Harris Associates L.P.	13,106,825	6.4%
James DeFranco	7,557,343	3.7%
Charles W. Ergen	1,220,391	*
Michael T. Dugan	1,177,165	*
David K. Moskowitz	1,122,761	*
Michael Kelly	1,039,265	*
Cantey Ergen	600,391	*
Tom A. Ortolf	110,000	*
David J. Rayner	100,152	*
O. Nolan Daines	90,429	*
C. Michael Schroeder	73,600	*
Steven R. Goodbarn	70,000	*
Gary S. Howard	50,100	*
Carl E. Vogel	312	*
All Directors and Executive Officers as a Group (15 persons)	13,306,424	6.3%

*	Less than 1%.

(3)	Mr. Ergen beneficially owns all of the EchoStar Class A common stock owned by his spouse, Mrs. Ergen. Mr. Ergen’s beneficial ownership includes: (i) 214,027 Class A Shares; (ii) 18,408 Class A Shares held in EchoStar’s 401(k) Employee Savings Plan (the “401(k) Plan”); (iii) the right to acquire 620,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 235 Class A Shares held by Mr. Ergen’s spouse, Cantey Ergen; (v) 921 Class A Shares held in the 401(k) Plan held by Mr. Ergen’s spouse, Cantey Ergen; (vi) 16,800 Class A Shares held as custodian for his children, (vii) 350,000 Class A Shares held as a trustee; and (viii) 188,435,208 Class A Shares issuable upon conversion of Mr. Ergen’s Class B Shares. Mr. Ergen’s beneficial ownership of Class A Shares excludes the 50,000,000 Class A Shares issuable upon conversion of the Class B Shares held by certain trusts established by Mr. Ergen for the benefit of his family.

(4)	The percentage of total voting power held by Mr. Ergen is approximately 73% after giving effect to the exercise of Mr. Ergen’s options exercisable within 60 days.

(5)	Mrs. Ergen beneficially owns all of the EchoStar Class A common stock owned by her spouse, Mr. Ergen, except for Mr. Ergen’s right to acquire 620,000 Class A Shares within 60 days upon the exercise of employee stock options.

(6)	Mr. Moskowitz’s beneficial ownership includes: (i) 510,050 Class A Shares; (ii) 17,600 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 551,296 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 1,328 Class A Shares held as custodian for his minor children; (v) 8,184 Class A Shares held as trustee for Mr. Ergen’s children; (vi) 32,984 Class A Shares held by a charitable foundation for which Mr. Moskowitz is a member of the Board of Directors; (vii) 1,319 Class A Shares held in the employee stock purchase plan; and (viii) 50,000,000 Class A Shares issuable upon conversion of the Class B Shares for which Mr. Moskowitz is trustee of certain trusts established by Mr. Ergen for the benefit of Mr. Ergen’s family.

(7)	As known to the Corporation pursuant to a Schedule 13G/A filed on February 14, 2006. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)	As known to the Corporation pursuant to a Schedule 13G filed on February 10 2006. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

(9)	As known to the Corporation pursuant to a Schedule 13G filed on February 14, 2006. The address of Harris Associates L.P. is Two North LaSalle Street, Suite 500, Chicago, Illinois 60602.

(10)	Mr. DeFranco’s beneficial ownership includes: (i) 4,763,527 Class A Shares; (ii) 18,408 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 468,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 56,008 Class A Shares held as custodian for his minor children; (v) 1,400 Class A Shares held in the names of his children; and (vi) 2,250,000 Class A Shares controlled by Mr. DeFranco as general partner of a partnership.

(11)	Mr. Dugan’s beneficial ownership includes: (i) 60,430 Class A Shares; (ii) 17,921 Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 1,098,814 Class A Shares within 60 days upon the exercise of employee stock options.

(12)	Mr. Kelly’s beneficial ownership includes: (i) 151,040 Class A Shares; (ii) 587 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 876,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 3,000 Class A Shares held as custodian for his minor children; (v) 3,500 Class A Shares held in the names of his children; and (vi) 5,138 Class A Shares held in the employee stock purchase plan.

(13)	Mr. Ortolf’s beneficial ownership includes: (i) 60,000 Class A Shares owned by a partnership in which he is a partner, and (ii) the right to acquire 50,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(14)	Mr. Rayner’s beneficial ownership includes: (i) 5 Class A Shares; (ii) 147 Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 100,000 Class A Shares within 60 days upon the exercise of employee stock options.

(15)	Mr. Daines’ beneficial ownership includes: (i) 10,015 Class A Shares; (ii) 414 Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 80,000 Class A Shares within 60 days upon the exercise of employee stock options.

(16)	Mr. Schroeder’s beneficial ownership includes: (i) 13,600 Class A Shares; and (ii) the right to acquire 60,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(17)	Mr. Goodbarn’s beneficial ownership includes: (i) 5,000 Class A Shares; and (ii) the right to acquire 65,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(18)	Mr. Howard’s beneficial ownership includes: (i) 100 Class A Shares owned by his spouse; and (ii) the right to acquire 50,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(19)	Mr. Vogel’s beneficial ownership includes: (i) 165 Class A Shares; and (ii) 147 Class A Shares held in the 401(k) Plan.

(20)	Held by Mr. Moskowitz as trustee for certain trusts established by Mr. Ergen for the benefit of Mr. Ergen’s family.

(21)	Includes: (i) 5,818,919 Class A Shares; (ii) 103,300 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 4,594,444 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 2,310,000 Class A Shares held in a partnership; (v) 238,435,208 Class A Shares issuable upon conversion of Class B Shares; (vi) 440,220 Class A Shares held in the name of, or in trust for, children and other family members; (vii) 32,984 Class A Shares held by a charitable foundation for which Mr. Moskowitz is a member of its board of directors; (viii) 100 Class A Shares held by a spouse; and (ix) 6,457 Class A Shares held in the employee stock purchase plan. Class A and Class B Common Stock beneficially owned by both Mr. and Mrs. Ergen is only included once in calculating the aggregate number of shares owned by directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our equity securities. We believe that during the 2005 fiscal year, our directors, officers and 10% shareholders complied with all Section 16(a) filing requirements, with the exception of the following inadvertent late reports: Mr. and Mrs. Ergen filed one late Form 4 filing; Mr. Paul Orban, our vice president and corporate controller, filed one late Form 4 filing; and Mr. Jason Kiser, our treasurer, filed one late Form 4 filing. Each late Form 4 reported above related to a single late transaction or a single series of related transactions. In making these statements, we have relied upon examination of copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and officers.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Compensation Summary
     Our executive officers are compensated by certain of our subsidiaries. The following table sets forth the cash and noncash compensation for the fiscal years ended December 31, 2005, 2004 and 2003 for the Named Executive Officers.

		Summary Compensation Table
					Long-Term
					Compensation
					Awards
					Securities
					Underlying
				Other Annual	Options	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Compensation	(#)	Compensation (2)

Charles W. Ergen	2005	$411,538	—	—	900,000	$512,476
Chairman and Chief Executive	2004	308,846	—	—	900,000	231,948
Officer	2003	283,847	—	—	100,000	59,102

David J. Rayner(3)	2005	$294,230	—	—	—	—
Executive Vice President and	2004	—	—	—	500,000	—
Chief Financial Officer	2003	—	—	—	—	—

David K. Moskowitz	2005	$293,846	$—	—	800,000	$5,000
Executive Vice President,	2004	258,850	150,000	—	200,000	6,000
Director, General Counsel and Secretary	2003	235,393	—	—	100,000	6,000

O. Nolan Daines	2005	$275,000	—	—	400,000	$4,000
Executive Vice President	2004	225,000	—	—	200,000	5,000
Business Development	2003	200,000	—	—	—	—

Michael Kelly	2005	$275,000	—	—	400,000	$5,000
Executive Vice President	2004	254,256	—	—	200,000	6,000
Fixed Satellite Services and DISH Network Service L.L.C.	2003	226,970	—	—	60,000	6,000

(1)	A portion of the bonuses included in each year were earned in that year, but not paid until the following year.

(2)	“All Other Compensation” for all of the Named Executive Officers includes amounts contributed pursuant to our 401(k) matching program and our profit sharing program. With respect to Mr. Ergen, “All Other Compensation” also includes his personal use of corporate aircraft in the amount of $485,256, $205,428, and $33,132, for 2005, 2004 and 2003, respectively, and tax preparation payments in each year. We calculated the value of Mr. Ergen’s personal use of corporate aircraft based upon the incremental cost of such usage to the Corporation.

(3)	Mr. Rayner joined the Corporation on December 27, 2004. His option was granted as of December 31, 2004.

Stock Option Grants, Exercises and Year-end Values for Fiscal 2005
     The following table sets forth information regarding options to purchase Class A Shares granted to the Named Executive Officers during fiscal 2005. As of December 31, 2005, we did not have any outstanding stock appreciation rights. The amounts shown for each Named Executive Officer below as potential realizable values are based entirely on hypothetical annualized rates of stock appreciation of five percent and ten percent compounded over the full ten-year terms of the options. There can be no assurance that the Named Executive Officers will receive the potential realizable values shown in this table.

			Option Grants in Fiscal 2005
	Number of		Percentage			Potential Realizable Value at
	Securities		of Total			Assumed Annual Rates of
	Underlying		Options	Exercise		Stock Price Appreciation for
	Options		Granted to	Price		Option Term
	Granted		Employees in	Per Share	Expiration	Five Percent	Ten Percent
Name	(#)		Fiscal 2005	($/Sh)	Date	($)	($)

Charles W. Ergen	900,000	(1)	8.81%	$29.57	09/30/2015	16,736,773	42,414,268

David J. Rayner	—		—	—	—	—	—

David K. Moskowitz	300,000	(2)	2.94%	$29.25	03/31/2015	5,518,550	14,138,089
	200,000	(3)	1.96%	$30.16	06/30/2015	3,793,492	9,613,455
	300,000	(4)	2.94%	$27.18	12/31/2015	5,128,007	12,995,376

O. Nolan Daines	300,000	(2)	2.94%	$29.25	03/31/2015	5,518,550	14,138,089
	100,000	(3)	0.98%	$30.16	06/30/2015	1,896,746	4,806,727

Michael Kelly	300,000	(2)	2.94%	$29.25	03/31/2015	5,518,550	14,138,089
	100,000	(3)	0.98%	$30.16	06/30/2015	1,896,746	4,806,727

(1)	The grant is subject to achievement of certain performance criteria and will vest at the rate of 10% per year commencing September 30, 2006 until September 30, 2009, and then at the rate of 20% per year thereafter.

(2)	The grant is subject to achievement of certain performance criteria and will vest at the rate of 10% per year commencing March 31, 2006 until March 31, 2009, and then at the rate of 20% per year thereafter.

(3)	The option vests at the rate of 20% per year, commencing June 30, 2006.

(4)	The shares underlying the option were 100% vested upon the date of grant.

     The following table lists option exercises and the 2005 fiscal year end option values for the Named Executive Officers:
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Number of		Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised
	Acquired	Value	Options at		In-the-Money Options at
	on Exercise	Realized(1)	December 31, 2005 (#)		December 31, 2005 ($)(2)
Name	(#)	($)	Exercisable	Unexercisable(3)	Exercisable	Unexercisable
Charles W. Ergen	–	–	600,000	1,680,000	–	8,472,000
David J. Rayner	–	–	100,000	400,000	–	–
David K. Moskowitz	48,000	1,341,840	542,176	1,120,000	3,598,320	8,472,000
O. Nolan Daines	–	–	80,000	640,000	395,200	790,400
Michael Kelly	–	–	864,000	636,000	–	–

(1)	The value realized is computed by multiplying the difference between the exercise price of the stock option and market price of the Class A Shares on the date of exercise by the number of shares with respect to which the option was exercised.

(2)	The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of Class A Shares underlying the option by the difference between the exercise price of the option and the closing price of $27.18 (as quoted on the NASDAQ National Market) of a Class A Share on December 31, 2005.

(3)	Includes for each of Mr. Ergen and Mr. Moskowitz, an option to purchase 400,000 Class A Shares, and for Mr. Kelly, an option to purchase 40,000 Class A Shares, under the 1999 long-term incentive plan. Includes for Mr. Ergen an option to purchase 900,000 Class A Shares, and for each of Mr. Moskowitz, Mr. Daines and Mr. Kelly, an option to purchase 300,000 Class A Shares, under the 2005 long-term incentive plan. Vesting of these options is contingent upon meeting certain longer-term goals which have not yet been achieved. We cannot currently predict when or if those goals will be achieved or when or if the options granted under the plan will become exercisable.
Director Compensation and Nonemployee Director Option Plans
     Our employee directors are not compensated for their services as directors. Each nonemployee director receives an annual retainer of $40,000 which is paid in equal quarterly installments on the last day of each calendar quarter, provided such person is a member of the Board on the last day of the applicable calendar quarter. Our nonemployee directors also receive $1,000 for each meeting attended in person and $500 for each meeting attended by telephone. Additionally, the chairperson of each committee of the Board receives a $5,000 annual retainer, which is paid in equal quarterly installments on the last day of each calendar quarter, provided such person is the chairperson of the committee on the last day of the applicable calendar quarter. Furthermore, our nonemployee directors receive: (i) reimbursement, in full, of reasonable travel expenses related to attendance at all meetings of the Board of Directors and its committees and (ii) reimbursement of reasonable expenses related to educational activities undertaken in connection with service on the Board of Directors and its committees.
     Upon election to our Board, our nonemployee directors are granted an option to acquire our Class A Shares under our 2001 Nonemployee Director Stock Option Plan (our “2001 Director Plan,” and together with the 1995 Nonemployee Director Stock Option Plan, the “Nonemployee Director Plans”). Options granted under our Nonemployee Director Plans are 100% vested upon issuance and have a term of five years. We also currently grant each continuing nonemployee director an option to acquire 5,000 Class A Shares every year in exchange for their continuing services.

     We have granted the following options to our directors under these plans:
     In December 2002, upon appointment to the Board, Mr. Goodbarn was granted an option to acquire 10,000 Class A Shares at an exercise price of $22.26 per share. He was subsequently granted the following options: 5,000 Class A Shares at an exercise price of $34.62 per share in June 2003; 5,000 Class A Shares at an exercise price of $31.12 per share in September 2004; 5,000 Class A Shares at an exercise price of $30.16 per share in June 2005; and 40,000 Class A Shares at an exercise price of $27.18 per share in December 2005.
     In December 2003, upon appointment to the Board, Mr. Schroeder was granted an option to acquire 10,000 Class A Shares at an exercise price of $33.99 per share. He was subsequently granted the following options: 5,000 Class A Shares at an exercise price of $31.12 per share in September 2004; 5,000 Class A Shares at an exercise price of $30.16 per share in June 2005; and 40,000 Class A Shares at an exercise price of $27.18 per share in December 2005.
     In June 2005, upon appointment to the Board, Mr. Ortolf was granted an option to acquire 10,000 Class A Shares at an exercise price of $30.16 per share. He was subsequently granted an option to acquire 40,000 Class A Shares at an exercise price of $27.18 per share in December 2005.
     In December 2005, upon appointment to the Board, Mr. Howard was granted an option to acquire 50,000 Class A Shares at an exercise price of $27.18 per share.
Employee Stock Incentive Plans
     We have two employee stock incentive plans, our 1995 Stock Incentive Plan and 1999 Stock Incentive Plan (the “Stock Incentive Plans”). We adopted the Stock Incentive Plans to provide incentives to attract and retain executive officers and other key employees. The Stock Incentive Plans are administered by our Compensation Committee. Key employees are eligible to receive awards under the Stock Incentive Plans at the Compensation Committee’s discretion.
     Awards available under the Stock Incentive Plans include: (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. As of December 31, 2005, 66,459,805 of our Class A Shares were available for issuance under the 1999 Stock Incentive Plan. Our authorization to grant new awards under the 1995 Stock Incentive Plan has expired. The Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards and to reprice awards.
     Options to purchase 25,086,883 Class A Shares were outstanding as of December 31, 2005 under the Stock Incentive Plans. These options generally vest at the rate of 20% per year commencing one year from the date of grant. The exercise prices of these options, which have generally been equal to or greater than the fair market value of our Class A Shares at the date of grant, range from $2.125 to $79.00 per Class A Share.
     In February 1999, we adopted a long-term incentive plan under our 1995 Stock Incentive Plan. The plan provided our key employees with stock options that may not be exercised until we achieve certain long-term goals. Exercise of the options is also subject to our usual vesting schedule of 20% per year. The performance goals under the plan have not been achieved as of the date of this Proxy Statement. We cannot currently predict when those goals will be achieved or when the options granted under the plan will become exercisable.

     During January 2005, the Compensation Committee adopted a long-term, performance-based stock incentive plan (the “2005 LTIP”) within the terms of our 1999 Stock Incentive Plan. The purpose of the 2005 LTIP is to promote our interests and the interests of our shareholders by providing key employees with financial rewards through equity participation upon achievement of specified long-term business objectives. The employees eligible to participate in the 2005 LTIP include our executive officers, vice presidents, directors and certain other key employees designated by the Committee. Employees participating in the 2005 LTIP may elect to receive a one-time award of: (i) an option to acquire a specified number of shares priced at the market value as of the last day of the calendar quarter in which the option was granted; (ii) rights to acquire for no additional consideration a specified smaller number of shares of our Class A Shares; or (iii) a corresponding combination of a lesser number of option shares and such rights to acquire our Class A Shares. The options and rights will vest at a varying rate over a seven year period; provided, however, that none of the options or rights will vest if we fail to achieve the specified long-term performance goals. The Compensation Committee retains the right to modify the terms of the 2005 LTIP.
     During January 2006, we established a 2006 Cash Incentive Plan for key employees to provide cash awards tied to achievement of specified 2006 business goals. During March 2006, the Compensation Committee expanded participation in the 2006 Cash Incentive Plan to include Mr. Ergen and other senior executives. The maximum amount payable to any participant under the 2006 Cash Incentive Plan upon satisfaction of all applicable business goals and other criteria is equal to or less than each participant’s annual base salary. At this time, we cannot determine whether any participant in the 2006 Cash Incentive Plan will receive a cash award under the 2006 Cash Incentive Plan.
Equity Compensation Plan Information
     In addition to the Nonemployee Director Plans and the Stock Incentive Plans, during 2002 we adopted our Class B CEO Stock Option Plan, under which we have reserved 20 million shares of our Class B Shares for issuance. No options have been granted to date under our Class B CEO Stock Option Plan.
     The following table sets forth a description of our equity compensation plans as of December 31, 2005:

Number of Securities
Remaining Available for
	Number of Securities	Weighted-average	Future Issuance Under
	to be Issued	Exercise Price	Equity Compensation
	Upon Exercise of	of Outstanding	Plans (excluding
	Outstanding Options	Options, Warrants	securities reflected in
	Warrants and Rights	and Rights	column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	25,086,883	24.43	88,263,109

Total	25,086,883	24.43	88,263,109
401(k) Plan
     We have adopted a defined-contribution tax-qualified 401(k) Plan. Our employees become eligible for participation in the 401(k) Plan upon completing six months of service with us and reaching age 19. 401(k) Plan participants may contribute up to 50% of their compensation in each contribution period, subject to the maximum deductible limit provided by the Internal Revenue Code. We may make a 50% matching employer contribution up to a maximum of $1,000 per participant per calendar year. We may also make an annual discretionary profit sharing or employer stock contribution to the 401(k) Plan with the approval of the Board.
     401(k) Plan participants are immediately vested in their voluntary contributions and earnings on voluntary contributions. Our employer contributions to 401(k) Plan participants’ accounts vest 20% per year commencing one year from the employee’s date of employment.

Performance Graph
     The graph below sets forth the cumulative total return to our shareholders during the period from December 31, 2000 to December 31, 2005. The graph assumes the investment on December 31, 2000 of $100 in (i) our Class A Shares, (ii) an industry peer group and (iii) the NASDAQ Composite Index and reflects reinvestment of dividends and market capitalization weighting. The industry peer group consists of: Cablevision Systems Corporation, Comcast Corporation, The DirecTV Group, Inc., EchoStar and Time Warner, Inc. Although the companies included in the industry peer group were selected because of similar industry characteristics, they are not entirely representative of our business.
Total Return
Analysis

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005

EchoStar Communications	$100.00	$120.75	$97.85	$149.41	$154.95	$126.66
Peer Group	$100.00	$102.08	$57.25	$77.46	$79.73	$67.89
Nasdaq Composite	$100.00	$78.95	$54.06	$81.09	$88.06	$89.27
     The preceding graph and table shall not be deemed to be “solicited material” or “filed” or incorporated by reference in any filing we make under the Securities Act of 1933 (the “Securities Act”) or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

Compensation Committee Interlocks and Insider Participation
     The Compensation Committee is comprised solely of outside directors. The Compensation Committee members are Mr. Goodbarn, Mr. Howard, Mr. Ortolf and Mr. Schroeder. None of these individuals was an officer or employee of EchoStar at any time during the 2005 fiscal year. No executive officer of EchoStar served on the board of directors or compensation committee of any other entity that had one or more executive officers who served as a member of EchoStar’s Board of Directors or its Compensation Committee during the 2005 fiscal year.
Certain Relationships and Related Transactions
     In March of 2000, we purchased Kelly Broadcasting Systems, Inc. (“KBS”). At that time, Mr. Kelly was a shareholder of KBS and served as its President. Title to certain assets purchased in the acquisition has not yet been transferred, and payments of as much as approximately $2 million may be due to Mr. Kelly in accordance with the terms of the purchase agreement. No changes to the purchase agreement occurred during 2005 and no assets or payments were exchanged during 2005. During 2006, we entered into a routine mutual release with Mr. Kelly in connection with certain KBS transactions. During 2005, we also employed two members of Mr. Kelly’s family. We paid these individuals a combined total of approximately $150,000 during 2005 and expect to pay them a similar amount during 2006.
     During 2005, we employed four members of Mr. Daines’ family. We paid these individuals a combined total of approximately $100,000 during 2005 and expect to pay members of Mr. Daines’ family a similar amount during 2006.
     During 2005, we employed Mrs. Ergen and two other members of the Ergen family. We paid these individuals a combined total of approximately $70,000 during 2005. Depending on the time and services that will be provided, they may earn more than that amount during 2006.
     During 2005, we paid a non-public company which provides programming, marketing and other services to EchoStar approximately $15.3 million, representing approximately 25% of that company’s total revenue. Neither EchoStar, nor any of its directors or executive officers has any ownership or other personal financial interest in that company. The owner of that company purchased real estate from Mr. Dugan during 2005 for approximately $3.5 million. Mr. Dugan originally purchased the property during 2004 for approximately $2.1 million.
     During 2005, we paid $10 million to acquire approximately 8.5% of a non-public company. We also paid that company, which manufactures and repairs satellite receivers for us, approximately $118 million, representing approximately 58% of that company’s total revenue. No executive officer or director of EchoStar has any ownership or other personal financial interest in that company. In July 2004, that company employed Mr. Mark Jackson’s wife as the Account Manager for its business with EchoStar. Mark Jackson is the President of EchoStar Technologies Corporation. Mrs. Jackson earned approximately $120,000 from that company during 2005. Additionally, Mr. Jackson’s brother earned approximately $80,000 during 2005 as an employee of another non-public company which provides programming content to us. Affiliates of that company also supply us with parts used in the manufacture of our satellite receivers and related equipment. Neither EchoStar, nor any of its directors or executive officers has any ownership or other personal financial interest in that company. We and our contract manufacturers paid that company and its affiliates a total of approximately $125 million during 2005, representing approximately 42% of their total revenues.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
General
     The purpose of EchoStar’s compensation policy is to offer compensation packages to attract, retain and motivate EchoStar’s executive officers over the long-term. Since 1996, certain aspects of executive compensation have been reviewed by the Compensation Committee. The primary components of EchoStar’s executive compensation program are base salary and bonuses, conditional incentive-based bonuses and long-term incentive compensation in the form of stock options and other awards offered under our Stock Incentive Plans.
Base Salaries and Bonuses
     Annual base salaries paid to EchoStar’s executive officers have historically been at levels below those generally paid to executive officers with comparable experience and responsibilities in the telecommunications industry or other similarly-sized companies. Because of these relatively low levels of compensation, EchoStar may experience difficulty in attracting and retaining executives at the highest performance levels. The Compensation Committee sets the total compensation of Mr. Ergen, our Chairman and Chief Executive Officer, and Mr. Ergen sets the base compensation of the other executive officers. The Compensation Committee approves grants of options and other equity based compensation to EchoStar’s executive officers, and, to the extent the Board deems necessary or appropriate, establishes in writing performance goals for performance-based compensation, which together with other compensation to senior executive officers could exceed $1 million annually. The Compensation Committee also certifies achievement of those performance goals prior to payment of performance-based compensation. Factors considered by Mr. Ergen include his perception of the individual’s performance, the individual’s success in achieving company and personal goals, and planned changes in responsibilities. Mr. Ergen also considers an individual’s extraordinary efforts resulting in tangible increases in corporate, division or department success in setting increases in base salary and annual bonuses.
Incentive Compensation
     The management of EchoStar believes that executive officers who are able to contribute to EchoStar’s long-term success and help build incremental shareholder value should have a stake in that future success and value. This stake focuses the executive officers’ attention on managing EchoStar as owners with equity positions in EchoStar and aligns their interests with the long-term interests of EchoStar’s shareholders. Stock options therefore represent an important and significant component of EchoStar’s compensation program for executive officers. EchoStar attempts to create general incentives with its standard stock option grants and conditional incentives through special performance-based conditional grants.
     General Incentives. Standard awards under EchoStar’s Stock Incentive Plans are based on a review of the individual employee’s performance, years of service, position with EchoStar and long-term potential contribution to EchoStar. The number of options to be granted at any one time is based upon consideration of the foregoing factors, the employee’s level of responsibility and the number of options previously granted to the employee. EchoStar does not assign specific weights to these factors, although the employee’s position and a subjective evaluation of his performance are considered most important. To encourage executive officers to remain in EchoStar’s employ, options granted under EchoStar’s Stock Incentive Plans generally vest at the rate of 20% per year and have exercise prices not less than the fair market value of EchoStar’s Class A Common Stock on the date of grant.
     Conditional Incentives. In February 1999, EchoStar adopted a long-term incentive plan under its 1995 Stock Incentive Plan. The long-term incentive plan provided key employees with stock options that may not be exercised until EchoStar achieves certain long-term goals. Exercise of the options is also subject to EchoStar’s usual vesting schedule of 20% per year. The performance goals have not been achieved as of the date of this Proxy Statement. EchoStar cannot currently predict when those goals will be achieved or when the long-term incentive plan options will become exercisable.

     During January 2005, the Compensation Committee adopted a long-term, performance-based stock incentive plan (the “2005 LTIP”) within the terms of EchoStar’s 1999 Stock Incentive Plan. The purpose of the 2005 LTIP is to promote EchoStar’s interests and the interests of its shareholders by providing key employees with financial rewards through equity participation upon achievement of specified long-term business objectives. The employees eligible to participate in the 2005 LTIP include EchoStar’s executive officers, vice presidents, directors and certain other key employees designated by the Committee. Employees participating in the 2005 LTIP may elect to receive a one-time award of: (i) an option to acquire a specified number of shares priced at the market value as of the last day of the calendar quarter in which the option was granted; (ii) rights to acquire for no additional consideration a specified smaller number of shares of EchoStar’s Class A Shares; or (iii) a corresponding combination of a lesser number of option shares and such rights to acquire EchoStar’s Class A Shares. The options and rights will vest at a varying rate over a seven year period; provided, however, that none of the options or rights will vest if we fail to achieve the specified long-term performance goals. The Compensation Committee retains the right to modify the terms of the 2005 LTIP.
     During January 2006, we established a 2006 Cash Incentive Plan for key employees to provide cash awards tied to achievement of specified 2006 business goals. During March 2006, the Compensation Committee expanded participation in the 2006 Cash Incentive Plan to include Mr. Ergen and other senior executives. The maximum amount payable to any participant under the 2006 Cash Incentive Plan upon satisfaction of all applicable business goals and other criteria is equal to or less than each participant’s annual base salary.
Deductibility of Compensation
     Section 162(m) of the U.S. Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally, the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. The Compensation Committee conducts an ongoing review of EchoStar’s compensation practices for purposes of obtaining the maximum continued deductibility of compensation paid consistent with EchoStar’s existing commitments and ongoing competitive needs. However, nondeductible compensation in excess of this limitation may be paid.
Compensation of Chief Executive Officer
     The Compensation Committee believes that the compensation paid to Mr. Ergen has generally been at a level that is below amounts paid to chief executive officers at other companies of similar size and in comparable industries.
     Mr. Ergen’s base salary for each of fiscal 2005, 2004 and 2003 was $411,538, $308,846, and $283,847, respectively. Since 1996, changes in Mr. Ergen’s base salary are reviewed annually by the Compensation Committee based on recommendations from the Board.

Respectfully submitted,

The EchoStar Executive Compensation Committee

Steven R. Goodbarn (Chairman)
C. Michael Schroeder
Tom A. Ortolf (beginning May 2005)
Gary S. Howard (beginning November 2005)
     The report of the Compensation Committee and the information contained therein shall not be deemed to be “solicited material” or “filed” or incorporated by reference in any filing we make under the Securities Act or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Appointment of Independent Registered Public Accounting Firm
     Appointment of Independent Registered Public Accounting Firm for 2006. KPMG served as our independent registered public accounting firm for the fiscal year ended December 31, 2005, and the Board has proposed that our shareholders ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Please see Proposal No. 2 below.
     The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in the best interests of our shareholders.
Fees Paid to KPMG LLP for 2005 and 2004
     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2005, and December 31, 2004, and fees billed for other services rendered by KPMG LLP during those periods.

	2004	2005
Audit Fees (1)	$1,760,200	$1,587,400
Audit-Related Fees (2)	57,580	14,500

Total audit and audit related fees	1,817,780	1,601,900
Tax Fees (3)	117,025	42,500
All Other Fees	—	—

Total Fees	$1,934,805	$1,644,400

(1)	The fees for 2004 have been adjusted to account for payments owed for 2004 that were not billed until later in 2005.

(2)	Consists of fees for audit of financial statements of certain employee benefit plans and other audit related services.

(3)	Consists of fees for tax consultation and tax compliance services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
     The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
     Requests are submitted to the Audit Committee in one of the following ways:
•	Request for approval of services at a meeting of the Audit Committee; or

•	Request for approval of services by members of the Audit Committee acting by written consent.
     The request may be made with respect to either specific services or a type of service for predictable or recurring services.

REPORT OF THE AUDIT COMMITTEE
     The role of the Audit Committee is to assist EchoStar’s Board of Directors in its oversight of EchoStar’s financial reporting process, as is more fully described in its charter. EchoStar’s management is responsible for its financial reporting process, including its system of internal controls, and for the preparation and presentation of its consolidated financial statements in accordance with generally accepted accounting principles. EchoStar’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not and may not be employees of EchoStar, and we may not represent ourselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on representations by EchoStar’s management that its financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America. We have also relied on representations of EchoStar’s independent registered public accounting firm included in their report on its financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with EchoStar’s management and independent registered public accounting firm do not assure that EchoStar’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of EchoStar’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that EchoStar’s independent registered public accounting firm is in fact “independent.”
     In the performance of our oversight function, we reviewed and discussed with EchoStar’s management its audited financial statements for the fiscal year ending December 31, 2005. We also discussed these audited financial statements with EchoStar’s independent registered public accounting firm. Our discussions with the independent registered public accounting firm included the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. We also discussed with them their independence and any relationship that might affect their objectivity or independence. In connection with these discussions, we received and reviewed the written disclosures from KPMG LLP required by Independence Standards Board Standards No. 1, “Independence Discussions with Audit Committees.” Finally, we have considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining their independence.
     Based on the reviews and discussions referred to above, we are not aware of any relationship between the independent registered public accounting firm and EchoStar that affects the objectivity or independence of the independent registered public accounting firm. Based on these discussions and our review discussed above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, we recommended to EchoStar’s Board of Directors that its audited financial statements for fiscal 2005 be included in EchoStar’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted,

The EchoStar Audit Committee

Tom A. Ortolf (Chairman) (beginning May 2005)
Steven R. Goodbarn
C. Michael Schroeder
     The report of the Audit Committee and the information contained therein shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any filing we make under the Securities Act or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We customarily ask our shareholders to ratify the appointment of our independent registered public accounting firm at each annual meeting. The Board has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and we are asking our shareholders to ratify this appointment at the Annual Meeting. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of shareholders.
     Charles W. Ergen, our Chairman and Chief Executive Officer, possesses approximately 73% of our total voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 2. Accordingly, approval of Proposal No. 2 is assured notwithstanding a negative vote by shareholders other than Mr. Ergen.
     The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 2 (Item No. 2 on the enclosed proxy card)
PROPOSAL NO. 3 – AMEND AND RESTATE 2001 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
     On June 12, 2001, our Board adopted the 2001 Director Plan. On March 14, 2005, the Board adopted an amendment and restatement of the 2001 Director Plan which was approved by our shareholders at our 2005 Annual Meeting of Shareholders. On March 14, 2006, the Board adopted a further amendment and restatement of the 2001 Director Plan which is subject to approval by our shareholders at our 2006 Annual Meeting of Shareholders.
     The proposed amendment and restatement of the 2001 Director Plan would effect the following changes:
•	Increase the number of Class A Shares that may be issued under the 2001 Director Plan from 250,000 to 1,250,000; and

•	Clarify that the price at which options granted to continuing directors under the 2001 Director Plan is set on the last day in the calendar quarter in which the director was granted the option.
     The 2001 Director Plan is attached as Appendix A to this Proxy Statement. The principal provisions of the 2001 Director Plan are summarized below. This summary, and the features of the 2001 Director Plan set forth above, do not purport to be complete and is qualified in its entirety by reference to the provisions of the 2001 Director Plan.
General Information
     Our 2001 Director Plan currently provides for the issuance of options to purchase a maximum of 250,000 Class A Shares. We reached that limit during 2005. The Board of Directors believes options continue to be an important tool to attract and retain nonemployee directors. Consequently, we are proposing to increase to 1,250,000 the maximum number of Class A Shares which may be issued pursuant to our 2001 Director Plan.
     Our 2001 Director Plan authorizes the Board of Directors or a committee appointed by the Board of Directors (the “Plan Committee”) to grant only nonqualified stock options to nonemployee directors of EchoStar (the “Director Options”). The Plan Committee or the Board, as the case may be, shall have full authority to administer the 2001 Director Plan, including authority to interpret and construe any provision of the 2001 Director Plan and any Director Options granted thereunder, and to adopt such rules and regulations for administering the 2001 Director Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulations or to any change in any law or regulation applicable thereto. The Board may reserve to itself any of the authority granted to the Plan Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Plan Committee at any time that a duly constituted Plan Committee is not appointed and serving. As used in this summary of the 2001 Director Plan, the term “Plan Committee” will include the Board of Directors in the event that it performs the functions described.

     If there is a stock split, stock dividend or other relevant change affecting our shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price in all outstanding grants made before such event. If shares under a grant are not issued or transferred, those shares would again be available for inclusion in future grants. In the event any changes are made to the shares of our common stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of common stock theretofore made subject to stock options, and in the purchase price of such shares; and (ii) the aggregate number of shares which may be made subject to stock options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and we shall have no obligation to make any cash or other payment with respect to such a fractional share.
Grants Under the 2001 Director Plan
     Upon the initial election or appointment of a nonemployee director to the Board, the Plan Committee will determine the amount, if any, of Director Options to be granted. The Director Options shall have an exercise price of 100% of the fair market value of our Class A Shares as of the last day of the calendar quarter in which the nonemployee director receiving the option is granted the Director Option. The Plan Committee in its discretion shall have the ability to make further grants to any nonemployee director. All Director Options granted under the 2001 Director Plan expire not later than five years after the date of grant and typically vest immediately upon grant.
     The Plan Committee may accelerate the vesting of any Director Options granted subject to vesting requirements by giving written notice to the nonemployee director. Upon receipt of such notice, the nonemployee director and EchoStar shall amend the applicable option agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Director Option shall not affect the expiration date of that Director Option.
Termination of Nonemployee Director Status Before Exercise
     If the term of a nonemployee director of EchoStar shall terminate for any reason other than the nonemployee director’s disability, any Director Options then held by the nonemployee director, to the extent then exercisable under the applicable option agreement(s), shall remain exercisable after the termination of his or her director status for a period of three months (but in no event beyond five years from the date of grant of the Director Option). If the nonemployee director’s director status is terminated because the nonemployee director is disabled within the meaning of Section 22(e)(3) of the Code, any Director Option then held by the nonemployee director, to the extent then exercisable under the applicable option agreement(s), shall remain exercisable after the termination of his or her employment for a period of twelve months (but in no event beyond five years from the date of grant of the Director Option). If the Director Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.
Federal Income Tax Consequences
     There are generally no tax consequences to the nonemployee director or EchoStar by reason of the grant of a Director Option, which is a nonqualifying stock option. Upon exercise of a Director Option, the nonemployee director normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. The exercise of a Director Option would result in a deduction for EchoStar measured by the difference between the option price and the fair market value of the shares received at the time of exercise.
     Upon disposition of the stock, the nonemployee director will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Requirements Regarding “Deferred Compensation”
          Certain of the Director Options under the 2001 Director Plan may constitute “deferred compensation” within the meaning of Section 409A of the Code, a recently enacted provision governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of the provisions of the Code regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay substantial penalties.
Other Information
          Charles W. Ergen, our Chairman and Chief Executive Officer, possesses approximately 73% of our total voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 3. Accordingly, approval of Proposal No. 3 is assured notwithstanding a negative vote by shareholders other than Mr. Ergen.
          The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 3 (Item No. 3 on the enclosed proxy card)
PROPOSAL NO. 4 — AMEND AND RESTATE EMPLOYEE STOCK PURCHASE PLAN
          On August 11, 1997, our Board adopted the Employee Stock Purchase Plan which was approved by our shareholders at our 1997 Annual Meeting of Shareholders. On March 14, 2006, the Board adopted an amendment and restatement of the Employee Stock Purchase Plan which is subject to approval by our shareholders at our 2006 Annual Meeting of Shareholders.
          The proposed amendment and restatement of the Employee Stock Purchase Plan would effect the following change:
•	Increase the number of Class A Shares that may be purchased under the Employee Stock Purchase Plan from 800,000 to 1,800,000. As of December 31, 2005, 688,942 Class A Shares had been issued pursuant to the Employee Stock Purchase Plan. The Board of Directors believes that the Employee Stock Purchase Plan continues to be an important tool to attract and retain employees, and to align employee and shareholder interests.
          The Employee Stock Purchase Plan is attached as Appendix B to this Proxy Statement. The principal provisions of the Employee Stock Purchase Plan are summarized below. This summary and the features of the Employee Stock Purchase Plan set forth above, do not purport to be complete and is qualified in its entirety by reference to the provisions of the Employee Stock Purchase Plan.
Purchase of Shares
          Subject to adjustment by the Board of Directors, the purchase price of each Class A Share purchased by employees under the Employee Stock Purchase Plan will be 85% of the closing price of the Class A Shares on the last business day of each calendar quarter in which such Class A Shares are deemed sold to an employee under the Employee Stock Purchase Plan. In the event that such day is not a date on which trading occurred on the NASDAQ Stock Market, then the day for calculation of the purchase price shall be the nearest prior business day on which trading occurred on the NASDAQ Stock Market. The Class A Shares will be issued from the shares authorized for issuance under the Employee Stock Purchase Plan or treasury stock, and the Corporation will pay all transaction costs.

Administration and Eligibility
          The Employee Stock Purchase Plan is administered by a Committee appointed by our Board of Directors, by an individual appointed by our Board of Directors, or by the Board of Directors itself (the “ESPP Committee”). The ESPP Committee has the authority to interpret and construe all provisions of the Employee Stock Purchase Plan. The Employee Stock Purchase Plan was effective on October 1, 1997. All employees who have been employed by the Corporation for at least one calendar quarter are eligible to participate in the Employee Stock Purchase Plan, except for employees whose customary employment is twenty hours or fewer per week. As of March 1, 2006, approximately 14,000 of our employees were eligible to participate in the Employee Stock Purchase Plan.
Participation Terms
          An eligible employee may elect to participate in the Employee Stock Purchase Plan by completing and submitting an authorization for payroll deduction form. No interest shall be paid on payroll deductions under the Employee Stock Purchase Plan and no withdrawal is permitted from the Employee Stock Purchase Plan prior to the end of a calendar quarter. An employee cannot have deducted an amount which would: (i) result in the employee owning, after the purchase of Class A Shares in any calendar quarter under the Employee Stock Purchase Plan, five percent or more of the total combined voting power of all outstanding capital stock of the Corporation; or (ii) permit such employee to purchase capital stock of the Corporation under all stock purchase plans of the Corporation at a rate which would exceed $25,000 in fair market value of capital stock in any one year.
          At the end of each calendar quarter, each employee shall be deemed to have purchased the number of Class A Shares equal to the total amount of such employee’s payroll deductions during such calendar quarter, divided by the per share purchase price. Employees may purchase Class A Shares only through payroll deductions under the Employee Stock Purchase Plan.
Amendment and Termination
          The Board of Directors may amend the Employee Stock Purchase Plan at any time. However, no amendments shall be made without the prior approval of the shareholders of the Corporation if such amendment would: (i) increase the number of Class A Shares available under the Employee Stock Purchase Plan; or (ii) change the classification of employees eligible to participate in the Employee Stock Purchase Plan.
          The Employee Stock Purchase Plan shall terminate upon the first to occur of: (i) ten years from the date the Employee Stock Purchase Plan was approved by the shareholders; or (ii) the date on which the Employee Stock Purchase Plan is terminated by the Board of Directors.
Federal Income Tax Consequences
          The Employee Stock Purchase Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended. An employee does not have to pay any federal income tax upon joining the Employee Stock Purchase Plan or upon receiving Class A Shares from the Employee Stock Purchase Plan. The employee is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells Class A Shares received under the Employee Stock Purchase Plan and the price he or she paid for them.
Plan Benefits
          Because benefits under the Employee Stock Purchase Plan depend on employees’ elections to participate in the Employee Stock Purchase Plan and the fair market value of the Class A Shares at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the Employee Stock Purchase Plan.

Other Information
          Charles W. Ergen, our Chairman and Chief Executive Officer, possesses approximately 73% of our total voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 4. Accordingly, approval of Proposal No. 4 is assured notwithstanding a negative vote by shareholders other than Mr. Ergen.
     The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 4 (Item No. 4 on the enclosed proxy card)
WHERE TO GET ADDITIONAL INFORMATION
          As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The Public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is http://www.echostar.com.
COST OF PROXY STATEMENT
          We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone or by similar means. None of our directors, officers or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.
SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
          Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2007 Annual Meeting of Shareholders must submit the proposal to us no later than December 8, 2006. A notice of shareholder proposal submitted outside the processes of Rule 14a-8 of the Exchange Act will be considered untimely after February 21, 2007. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
OTHER BUSINESS
          Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote on such matter in accordance with their best judgment.

By Order of the Board of Directors

DAVID K. MOSKOWITZ
Executive Vice President, General Counsel, Corporate Secretary and Director

Appendix A
AMENDED AND RESTATED
ECHOSTAR COMMUNICATIONS CORPORATION
2001 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
I. Purpose
          The Amended and Restated EchoStar Communications Corporation Nonemployee Director Stock Option Plan (the “Plan”) provides for the grant of Stock Options to Nonemployee Directors of EchoStar Communications Corporation (the “Company”) in order to advance the interests of the Company through the motivation, attraction and retention of its Nonemployee Directors.
II. Non-Incentive Stock Options
          The Stock Options granted under the Plan shall be nonstatutory stock options (“NSOs”) which are intended to be options that do not quality as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
III. Administration
     A. Committee. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee of two or more directors (the “Committee”). The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Option granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order to conform to any regulations or to any change in any law or regulation applicable thereto. The Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the “Committee” shall be deemed to refer to the Board of Directors whenever the Board is discharging the powers and responsibilities of the Committee. The Committee may determine the extent to which any Stock Option under the Plan is required to comply, or not comply, with Section 409A of the Code.
     B. Actions of Committee. All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.
IV. Definitions
     A. “Stock Option.” A Stock Option is the right granted under the Plan to a Nonemployee Director to purchase, at such time or times and at such price or prices (“Option Price”) as are determined pursuant to the Plan, the number of shares of Common Stock set forth in the Plan.
     B. “Common Stock.” A share of Common Stock means a share of authorized but unissued or reacquired Class A Common Stock (par value $.01 per share) of the Company.
     C. “Fair Market Value.” If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined, in good faith, by the Board or the Committee after such consultation with outside legal, accounting and other experts as the Board or the Committee may deem advisable, and the Board or the Committee shall maintain a written record of its method of determining such value. If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and asked prices, as quoted by the National Association of Securities Dealers through NASDAQ (its automated system for reporting quotes), for the date in question or, if the Common Stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question.

     D. “Nonemployee Director.” A Nonemployee Director is a director of the Company who is not also an employee of the Company.
     E. “Participant.” A participant is a Nonemployee Director to whom a Stock Option is granted.
V. Option Grants
     A. Number of Shares. Upon the initial election or appointment of a Nonemployee Director to the Board, the Nonemployee Director shall be granted Stock Options to purchase an amount of shares of Common Stock to be determined by the Committee (subject to adjustment pursuant to Section VI.B. hereof) effective as of the last day of the calendar quarter in which such person is elected or appointed to the Board of Directors. The Committee in its discretion shall have the ability to make further grants to Participants.
     B. Price. The purchase price per share of Common Stock for the shares to be purchased pursuant to the exercise of any Stock Option shall be 100% of the Fair Market Value of a share of Common Stock as of the last day of the calendar quarter in which the Nonemployee Director receiving the Stock Option is granted the Stock Option.
     C. Terms. Each Stock Option shall be evidence by a written agreement (“Option Agreement”) containing such terms and provisions as the Committee may determine, subject to the provisions of the Plan.
VI. Shares of Common Stock Subject to the Plan
     A. Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 1,250,000 authorized but unissued shares. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.
     B. Capital Changes. In the event any changes are made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the purchase price of such shares; and (ii) the aggregate number of shares which may be made subject to Stock Options. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share.
VII. Exercise of Stock Options
     A. Time of Exercise. Subject to the provisions of the Plan, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. A Stock Option shall expire, to the extent not exercised, no later than five years after the date on which it was granted. The Committee may accelerate the vesting of any Participant’s Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option.
     B. Six-Month Holding Period. The shares of Common Stock issued upon the exercise of a Stock Option may not be sold or otherwise disposed of within six months after the date of the grant of the Stock Option.
     C. Exchange of Outstanding Stock. The Committee, in its sole discretion, may permit a Participant to surrender to the Company shares of Common Stock previously acquired by the Participant as part or full payment for the exercise of a Stock Option. Such surrendered shares shall be valued at their Fair Market Value on the date of exercise.

     D. Use of Promissory Note. The Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option.
     E. Stock Restriction Agreement. The Committee may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to such shares or a right or obligation to repurchase all or a portion of such shares, which restrictions may survive a Participant’s term as a director of the Company. The acceleration of time or times at which a Stock Option becomes exercisable may be conditioned upon the Participant’s agreement to such restrictions.
     F. Termination of Director Status Before Exercise. If a Participant’s term as a director of the Company shall terminate for any reason other than the Participant’s disability, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his director status for a period of three months (but in no event beyond five years from the date of grant of the Stock Option). If the Participant’s director status is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option then held by the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment for a period of twelve months (but in no event beyond five years from the date of grant of the Stock Option). If the Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.
     G. Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by Participant but may be made subject to Stock Options granted to other Participants.
VIII. No Effect Upon Stockholder Rights
     Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove the Participant from the Board pursuant to the Nevada General Corporation Law and the Company’s Certificate of Incorporation and Bylaws.
IX. No Rights as a Stockholder
          A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section VI.B., no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant’s Stock Option.
X. Assignability
          No Stock Option granted under this Plan, nor any other rights acquired by a Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder. In the event of the Participant’s death, the Stock Option may be exercised by the personal representative of the Participant’s estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the Participant’s will or under the applicable laws of descent and distribution.
XI. Merger or Liquidation of the Company
          If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, all Stock Options outstanding under the Plan as of the day before the consummation of such sale, liquidation, merger or reorganization, to the extent not exercised, shall for all purposes under this Plan become exercisable in full as of such date even though the dates of exercise established pursuant to Section VII.A. have not yet occurred, unless the Board shall have prescribed other terms and conditions to the exercise of the Stock Options, or otherwise modified the Stock Options.

XII. Amendment
          The Board may, from time to time, alter, amend, suspend or discontinue the Plan, including where applicable, any modifications or amendments as it shall deem advisable in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval for the stockholders of the Company, (i) materially increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section VI.B.), or (ii) materially modify the requirements as to eligibility for participation in the Plan. Subject to the foregoing, the provisions of Article V of the Plan which set forth the number of shares of Common Stock for which Stock Options shall be granted, the timing of Stock Option grants and the Stock Option exercise price shall not be amended more than once every six (6) months other than to comport with changes in the Code, ERISA, or the rules thereunder.
XIII. Registration of Optioned Shares
          The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the “Act”), or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Act and from the registration or qualification requirements of applicable state securities laws.
XIV. Brokerage Arrangements
          The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options and sale of the shares acquired upon such exercise.
XV. Nonexclusivity of the Plan
          Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power of authority of the Board to adopt such other or additional compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to Nonemployee Directors, which the Company now has lawfully put into effect.
XVI. Effective Date
          This Plan was originally adopted by the Board of Directors and became effective on June 12, 2001.

Appendix B
AMENDED AND RESTATED
ECHOSTAR COMMUNICATIONS CORPORATION
1997 EMPLOYEE STOCK PURCHASE PLAN
1. PURPOSE. The EchoStar Communications Corporation 1997 Employee Stock Purchase Plan (the “Plan”) is established to provide eligible employees of EchoStar Communications Corporation, a Nevada corporation, and any successor corporation thereto (collectively, “EchoStar”), and any current or future parent corporation or subsidiary corporations of EchoStar which the Board of Directors of EchoStar (the “Board”) determines should be included in the Plan (collectively referred to as the “Company”), with an opportunity to acquire a proprietary interest in the Company by the purchase of common stock of EchoStar (NASDAQ trading symbol “DISH”). EchoStar and any parent or subsidiary corporation designated by the Board as a corporation included in the Plan shall be individually referred to herein as a “Participating Company.” The Board shall have the sole and absolute discretion to determine from time to time what parent corporations and/or subsidiary corporations shall be Participating Companies. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).
The Company intends that the Plan shall qualify as an “employee stock purchase plan” under section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.
2. ADMINISTRATION. The Plan shall be administered by the Board and/or by a duly appointed committee or representative of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee or representative if a committee or representative has been appointed. All questions of interpretation of the Plan shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of the Plan; provided, however, that all Participants shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with administration of the Plan shall be paid by the Company.
3. SHARE RESERVE. The maximum number of shares which may be issued under the Plan shall be 1,800,000 shares of EchoStar’s authorized but unissued Class A Common Stock or Class A Common Stock which are treasury shares (the “Shares”).
4. ELIGIBILITY. Any full-time employee of a Participating Company is eligible to participate in the Plan after completion of one entire calendar quarter of employment, except employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase, stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of section 423(b)(3) of the Code. A full time employee is defined as one who is regularly scheduled to work more than 20 hours per week. Notwithstanding anything herein to the contrary, any individual performing services for a Participating Company solely through a leasing agency or employment agency shall not be deemed an “employee” of such Participating Company. In certain circumstances, eligibility may be restricted pursuant to a withdrawal under Section 10(d) of the Plan.
5. OFFERING DATES.
     (a) OFFERING PERIODS. Except as otherwise set forth below, the Plan shall initially be implemented by offerings (individually, an “Offering”) of two (2) years duration (an “Offering Period”). The first Offering will commence on October1, 1997 and subsequent Offerings would commence every two years thereafter until the Plan terminates, unless earlier modified in the Board’s discretion. The first day of an Offering Period shall be the “Offering Date” for such Offering Period. In the event the Offering Date would fall on a holiday or weekend, the Offering Date shall instead be the first business day after such day. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. Eligible employees may not participate in more than one Offering at a time.

     (b) PURCHASE PERIODS. Each Offering Period shall initially consist of eight (8) purchase periods of three (3) months duration (individually, a “Purchase Period”). The last day of the Purchase Period shall be the “Purchase Date” for such Purchase Period. A Purchase Period commencing on January 1 shall end on March 31. A Purchase Period commencing on April 1 shall end on June 30. A Purchase Period commencing on July 1 shall end on September 30. A Purchase Period commencing on October 1 shall end on December 31. In the event the Purchase Date would fall on a holiday or weekend, the Purchase Date shall instead be the last business day prior to such day. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods. An employee who becomes eligible to participate in an Offering after the initial Purchase Period has commenced shall not be eligible to participate in such Purchase Period but may participate in any subsequent Purchase Period during that Offering Period provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Purchase Period.
     (c) GOVERNMENTAL APPROVAL; STOCKHOLDER APPROVAL. Notwithstanding any other provision of the Plan to the contrary, all transactions pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Shares (including compliance with the Securities Act of 1933 and any applicable state securities laws), and (ii) obtaining stockholder approval of the Plan. Notwithstanding the foregoing, stockholder approval shall not be necessary in order to commence the Plan’s initial Offering Period; provided, however, that the purchase of Shares at the end of such Offering Period shall be subject to obtaining stockholder approval of the Plan.
6. PARTICIPATION IN THE PLAN.
     (a) INITIAL PARTICIPATION. An eligible employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company’s payroll office (at Company headquarters) not later than the close of business for such payroll office on the last business day before such Offering Date (the “Subscription Date”) a subscription agreement indicating the employee’s election to participate in the Plan and authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the Company’s payroll office on or before the Subscription Date shall not participate in the Plan for the initial Purchase Period or for any subsequent Purchase Period unless such employee subsequently enrolls in the Plan by filing a subscription agreement with the Company by the last business day before the commencement of a subsequent Purchase Period or Offering Date. EchoStar may, from time to time, change the Subscription Date as deemed advisable by EchoStar in its sole discretion for proper administration of the Plan.
     (b) CONTINUED PARTICIPATION. A Participant shall automatically participate in the Purchase Period commencing immediately after the first Purchase Date of the initial Offering Period in which the Participant participates, and all subsequent Purchase Periods within that Offering, until such time as such Participant (i) ceases to be eligible as provided in paragraph 4, (ii) withdraws from the Offering or Plan pursuant to paragraphs 10(a) or 10(b) or (iii) terminates employment as provided in paragraph 11. Similarly, except as provided in the preceding sentence, a Participant shall automatically participate in the Offering Period commencing immediately after the last Purchase Date of the prior Offering Period in which the Participant participates, and all subsequent Offering Periods pursuant to this Plan. However, a Participant may deliver a subscription agreement with respect to a subsequent Purchase or Offering Period if the Participant desires to change any of the Participant’s elections contained in the Participant’s then effective subscription agreement.
7. PURCHASE PRICE. The purchase price at which Shares may be acquired in a given Purchase Period pursuant to the Plan (the “Offering Exercise Price”) shall be set by the Board; provided, however, that the per share Offering Exercise Price shall not be less than eighty-five percent (85%) of the lesser of (a) the per share fair market value of the Shares on the Offering Date of the Offering Period of which the Purchase Period is a part, or (b) the per share fair market value of the Shares on the Purchase Date for such Purchase Period. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Offering Exercise Price for each Purchase Period in that Offering Period shall be eighty-five percent (85%) of the fair market value of the Shares on the given Purchase Date. The fair market value of the Shares on the applicable dates shall be the closing price quoted on the National Association of Securities Dealers Automated Quotation System for the Purchase Date (or the average of the closing bid and asked prices), or as reported on such other stock exchange or market system if the Shares are traded on such other exchange or system instead, or as determined by the Board if the Shares are not so reported.

8. PAYMENT OF PURCHASE PRICE. Shares which are acquired pursuant to the Plan may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period. For purposes of the Plan, a Participant’s “Compensation” with respect to an Offering (a) shall include all wages, salaries, commissions and bonuses after deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code, and (b) shall not include occasional awards such as EchoStar Launch Bonus awards, stock option exercise compensation or other or any other payments not specifically referenced in (a). Except as set forth below, the deduction amount to be withheld from a Participant’s Compensation during each pay period shall be determined by the Participant’s subscription agreement, and the amount of such payroll deductions shall be given the lowest priority so that all other required and voluntary payroll deductions from a Participant’s Compensation are withheld prior to subscription agreement amounts.
     (a) LIMITATIONS ON PAYROLL WITHHOLDING. The amount of payroll withholding with respect to the Plan for any Participant during any Offering Period shall be elected by the Participant and shall be stated as a dollar amount. Amounts withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of Company stock pursuant to any other employee stock purchase plan qualifying under section 423 of the Code.
     (b) PAYROLL WITHHOLDING. Payroll deductions shall commence on the first pay date beginning after the Offering Date, as designated by EchoStar, and shall continue to the last pay date before the end of the Offering Period, as designated by EchoStar, unless sooner altered or terminated as provided in the Plan.
     (c) PARTICIPANT ACCOUNTS. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.
     (d) NO INTEREST PAID. Interest shall not be paid on sums withheld from a Participant’s Compensation.
     (e) PURCHASE OF SHARES. On each Purchase Date of an Offering Period, each Participant whose participation in the Offering has not terminated on or before such Purchase Date shall automatically acquire the number of Shares arrived at by dividing the total amount of the Participant’s accumulated payroll deductions for the Purchase Period by the Offering Exercise Price. No shares shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before such Purchase Date.
     (f) RETURN OF CASH BALANCE. Any cash balance remaining in the Participant’s account shall be refunded to the Participant as soon as practicable after the Purchase Date. Any cash balance remaining upon a Participant’s termination of participation in the Plan or termination of the Plan itself shall be refunded as soon as practicable after such event.
     (g) TAX WITHHOLDING. At the time the Shares are purchased, in whole or in part, or at the time some or all of the Shares are disposed of, the Participant shall make adequate provision for the foreign, federal and state tax withholding obligations of the Company, if any, which arise upon the purchase of Shares and/or upon disposition of Shares, respectively. The Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary to meet such withholding obligations.
     (h) COMPANY ESTABLISHED PROCEDURES. The Board may, from time to time, establish (i) a minimum required withholding amount for participation in an Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of subscription agreements, and/or (v) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion which are consistent with the Plan and in accordance with the requirements of Section 423 of the Code. Notice of new or amended procedures pursuant to this section shall be communicated to all eligible participants in a manner reasonably determined by the Board to reach all participants in a cost efficient manner.

9. LIMITATIONS ON PURCHASE OF SHARES: RIGHTS AS A STOCKHOLDER.
     (a) FAIR MARKET VALUE LIMITATION. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (or any other employee stock purchase plan which is intended to meet the requirements of section 423 of the Code sponsored by EchoStar or a parent or subsidiary corporation of EchoStar) in an amount which exceeds $25,000 in fair market value, which fair market value is determined for Shares purchased during a given Offering Period as of the Offering Date for such Offering Period (or such other limit as may be imposed by the Code), for any calendar year in which Participant participates in the Plan (or any other employee stock purchase plan described in this sentence).
     (b) PRO RATA ALLOCATION. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any cash balance remaining after such allocation shall be refunded to Participants as soon as practicable.
     (c) RIGHTS AS A STOCKHOLDER AND EMPLOYEE. A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of issuance of stock for the Shares being purchased pursuant to the Plan. Moreover, Shares shall not be issued and a Participant shall not be permitted to purchase shares unless and until such Shares have been registered under the Securities Act of 1933 on an effective S-8 registration and any applicable registration requirements under the National Association of Securities Dealers rules are satisfied. No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock is issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant’s employment at any time.
     (d) USE OF A CAPTIVE STOCK BROKER. In order to reduce paperwork and properly track and report Participant’s acquisition and disposition of Shares purchased pursuant to the Plan, the Company may, in its discretion, designate one or more stock brokers as a “captive” broker (“Broker”) for receiving Participants’ shares and maintaining individual accounts for each Participant. The Company and the Broker may establish such account procedures and restrictions as are necessary to carry out their respective functions and properly administer the Plan (see, for example, Section 19).
     (e) RIGHT TO ISSUANCE OF SHARE CERTIFICATE. Initially, Participants will not receive share certificates from EchoStar representing the Shares purchased pursuant to the Plan. Instead, the Company shall issue one share certificate to the Broker for all Shares purchased on a Purchase Date, followed by electronic allocation by the Broker among all Participants according to their respective contributions. A Participant may obtain a share certificate for his or her actual share amount only from the Broker according to such Broker’s procedures. This limitation may be modified by the Board in its discretion at any time.
10. WITHDRAWAL.
     (a) WITHDRAWAL FROM AN OFFERING. A Participant may not withdraw from an Offering and stop payroll deductions during a Purchase Period. Any notice of withdrawal submitted by a Participant (on a form provided by the Company for such purpose) to EchoStar’s payroll office after the commencement of a Purchase Period but prior to a Purchase Date shall only be effective for the next subsequent Purchase Period. No cash refunds of payroll deduction amounts from a Participant’s account shall be made prior to the next scheduled Purchase Date. After the next scheduled Purchase Date, refund of any excess dollar amount(s) in Participant’s account will be made in accordance with Section 8(f) of this Plan.
Withdrawals made after a Purchase Date for a Purchase Period shall not affect Shares acquired by the Participant on such Purchase Date. A Participant who withdraws from an Offering for one or more Purchase Periods may not resume participation in the Plan during the same Purchase Period, but may participate in any subsequent Offering, or in any subsequent Purchase Period within the same Offering, by again satisfying the requirements of paragraphs 4 and 6(a) above.

     (b) WITHDRAWAL FROM THE PLAN. A Participant may voluntarily withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company’s payroll office. The effect of withdrawal from the Plan shall be in accordance with Section 10(a) above.
     (c) RETURN OF PAYROLL DEDUCTIONS. Upon withdrawal from an Offering or the Plan pursuant to paragraphs 10(a) or 10(b), respectively, the withdrawn Participant’s accumulated payroll deductions will first be applied toward the purchase of Shares at the Purchase Date and any balance remaining shall be returned as soon as practicable after the withdrawal, in accordance with Section 8(f) of this Plan. The Participant’s interest in the Offering and/or the Plan, as applicable, shall terminate.
     (d) PARTICIPATION FOLLOWING WITHDRAWAL. An employee who is also an officer or director of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who is deemed to “cease participation” in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act and amended from time to time or any successor rule or regulation (“Rule 16b-3”) as a consequence of his or her withdrawal from an Offering pursuant to paragraph 10(a) above or withdrawal from the Plan pursuant to paragraph 10(b) above shall not again participate in the Plan for at least six months after the date of such withdrawal.
     (e) MODIFICATION OF WITHDRAWAL RIGHTS. The Company may, from time to time, establish a procedure pursuant to which a participant may elect (i) to withdraw from the Offering or the Plan during a Purchase or Offering Period pursuant to this paragraph 10, and (ii) to increase, decrease, or cease payroll deductions from his or her compensation for such Offering during the time such election is in effect. If established, any such election shall be made in writing on a form provided by the Company for such purpose and must be delivered to the Company within a reasonable period of time prior to the effective date thereof.
11. TERMINATION OF EMPLOYMENT. Termination of a Participant’s employment with the Company for any reason, including retirement, disability or death or the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant’s participation in the Plan immediately. In such event, the payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this paragraph 11. EchoStar may establish a date which is a reasonable number of days prior to the Purchase Date as a cutoff for return of a Participant’s payroll deductions in the form of cash.
After the cutoff date, Shares will be purchased for the terminated employee in accordance with paragraph 10(c), above. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of paragraphs 4 and 6(a) above.
12. TRANSFER OF CONTROL. A “Transfer of Control” shall be deemed to have occurred in the event any of the following occurs with respect to EchoStar:
     (a) a merger or consolidation in which EchoStar is not the surviving corporation;
     (b) a reverse triangular merger or consolidation in which EchoStar is the surviving corporation where the stockholders of EchoStar before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of EchoStar; or
     (c) the sale, exchange, or transfer of all or substantially all of EchoStar’s assets (other than a sale, exchange, or transfer to one (1) or more corporations where the stockholders of EchoStar before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).
In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under the Plan. All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be.

13. CAPITAL CHANGES. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the Offering Exercise Price, (b) the number of shares subject to purchase by Participants, and (c) the Plan’s share reserve amount.
14. NON-TRANSFERABILITY. Prior to a Purchase Date, a Participant’s rights under the Plan may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Subsequent to a Purchase Date, a Participant shall be allowed to sell or otherwise dispose of the Shares in any manner that he or she deems fit. However, the Company, in its absolute discretion, may impose such restrictions on the transferability of Shares purchased by a Participant pursuant to the Plan as it deems appropriate and any such restriction may be placed on the certificates evidencing such Shares (see also Sections 9(d) and 19).
15. REPORTS. Each Participant shall receive, within a reasonable period after the Purchase Date, a report of such Participant’s account setting forth the total payroll deductions accumulated, the number of Shares purchased, the fair market value of such Shares, the date of purchase and the remaining cash balance to be refunded or retained in the Participant’s account pursuant to paragraph 8(f) above, if any. Each Participant who acquires shares pursuant to the Plan shall be provided information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
16. PLAN TERM. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued or until ten (10) years from the date the Plan is adopted, whichever shall first occur.
17. RESTRICTION ON ISSUANCE OF SHARES. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.
18. LEGENDS. The Company may at any time place legends or other identifying symbols referencing any applicable federal and/or state securities restrictions or any provision(s) convenient in the administration of the Plan on some or all of the certificates representing shares of stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to any legend required to be placed thereon by the Colorado Secretary of State.
19. NOTIFICATION OF SALE OF SHARES. The Company may require the Participant to give the Company prompt notice of any disposition of Shares acquired under the Plan within two years from the date of commencement of an Offering Period or one year from the Purchase Date. The Company may direct that the certificates evidencing Shares acquired by the Participant refer to such requirement to give prompt notice of disposition. Additionally, the Company and the Broker may impose such restrictions or procedures related to transfer of shares acquired under the Plan as are necessary for the Company to obtain sufficient notice of disposition, in order to comply with governmental requirements related to Form W-2 reporting, payroll tax withholding, employment tax liability and corporate income taxes.

20. AMENDMENT OR TERMINATION OF THE PLAN. The Board may at any time amend or terminate the Plan, except that such amendment or termination shall not affect Shares purchased under the Plan, (except as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code or to obtain qualification or registration of the Shares under applicable federal or state securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.
Furthermore, the approval of the Company’s stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act.

EchoStar Communications Corporation
9601 S. Meridian Blvd.
Englewood, Colorado 80112

ADMISSION TICKET
EchoStar Communications Corporation
Annual Meeting of Shareholders
May 11, 2006
12:00 p.m., MT
Corporate Headquarters
9601 S. Meridian Blvd.
Englewood, Colorado 80112
PLEASE BRING THIS ADMISSION
TICKET TO THE MEETING WITH YOU.
THE BOTTOM PORTION OF THIS FORM IS THE PROXY CARD. Each proposal is fully explained in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. To vote your proxy, please MARK by placing an “X” in the appropriate box, SIGN and DATE the proxy. Then please DETACH and RETURN the completed proxy promptly in the enclosed envelope. You may also vote your proxy by telephone or internet by following the instructions in the proxy card.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Charles W. Ergen and David K. Moskowitz, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all Class A Shares and Class B Shares of EchoStar Communications Corporation held of record by the undersigned on March 20, 2006, at the Annual Meeting of Shareholders to be held on May 11, 2006, or any adjournment thereof.
1.	ELECTION OF 10 DIRECTORS.

☐	FOR all nominees listed below (except as marked to the contrary)
☐	WITHHOLD AUTHORITY to vote for all the nominees listed below

James DeFranco	Michael T. Dugan	Cantey Ergen	Charles W. Ergen	Steven R. Goodbarn
Gary S. Howard	David K. Moskowitz	Tom A. Ortolf	C. Michael Schroeder	Carl E. Vogel
(INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee’s name above.)
2.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	TO AMEND AND RESTATE THE 2001 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	TO AMEND AND RESTATE THE 1997 EMPLOYEE STOCK PURCHASE PLAN.

☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

☐	FOR	☐	AGAINST	☐	ABSTAIN
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF EACH OF THE 10 DIRECTORS SET FORTH ABOVE (2) THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS (3) THE AMENDMENT AND RESTATEMENT OF THE 2001 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN AND (4) THE AMENDMENT AND RESTATEMENT OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO PROPOSALS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.
     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

Dated:		,2006

Signature

Signature if held jointly

Signatures should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.
     PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE TENDER OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.